UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2010

Dynasty Energy Resources, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-1417907	26-0855681
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

360 Main Street Washington, VA 22747

 (Address of Principal Executive Office) (Zip Code)

(540)-675-3149

 (Registrant’s telephone number, including area code)

Rm O-R, Floor 23 rd , Building A, Fortune Plaza

Shenzhen, P.R. China 518040

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2010,  Belmont Partners, LLC entered into a material definitive agreement with the majority shareholder of the Company to acquire one hundred million two hundred fifty five thousand eight hundred ninety (100,255,890) shares of the Company’s common stock.  As a result of the transaction, Belmont Partners, LLC controls approximately 66.26% of the Company’s outstanding capital stock.

Item 4.01 Changes in Registrants Certifying Accountant.

On April 28, 2010, Michael Cronin, declined to stand for re-election as the independent registered public accounting firm for the Company.  The Company is currently interviewing various auditing firms to determine the replacement.

A.  Pursuant to Item 304(a)(1) of the Regulation S-K, the Company reports the following specific information:

(i)   On April 28, 2010, Michael Cronin notified the Company that he declined to stand for re-election as the Company’s independent registered public accounting firm.

(ii)  The reports of Michael Cronin on the Company’s financial statements for each of the past two years prior to electing not to stand for re-election, were unqualified and contained no adverse opinion or disclaimer of opinion and no report was qualified as to uncertainty, audit scope, or accounting principles.  Mr. Cronin did include an emphasis paragraph in the financial statements for the past two years relating to a going concern uncertainty.

(iii) The decision not stand for reelection as the auditor was received and accepted by the Company’s board of directors.

(iv) There were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, between the Company and Michael Cronin during the Company’s two most recent fiscal years or for the period through the date that Michael Cronin elected not to stand for re-election.

(v)  No event requiring disclosure under Item 304(a)(1)(v) of Regulation S-K has occurred during the Company’s two most recent fiscal years and for the subsequent period through the date Michael Cronin elected not to stand for re-election.

B.  No event requiring disclosure under Item 304(a)(2) of Regulation S-K has occurred.

C.  In accordance with requirements of Item 304(a)(3) of Regulation S-K, Michael Cronin has been provided with a copy of the foregoing disclosures and the Company requested that Michael Cronin furnish a letter addressed to the U.S. Securities and Exchange Commission stating whether or not he agrees with the above statements.  A copy of such letter is attached to this current report as Exhibit 16.1.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 28, 2010, Joseph Meuse was appointed to the Board of Directors as well as President of the Company.   On the same date, James Ditanna resigned from all positions held in the Company.

Set forth below is certain biographical information regarding the New Director and Officer:

Appointment of Joseph Meuse:  Director, President and Secretary of the Company.

Joseph Meuse, age 39, resides in Warrenton, VA.  Mr. Meuse has been involved with corporate restructuring since 1995.  He is the Managing Member of Belmont Partners, LLC and was previously a Managing Partner of Castle Capital Partners. Additionally, Mr. Meuse maintains a position as a Board Member of numerous public companies.  Mr. Meuse attended the College of William and Mary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dynasty Energy Resources, Inc.

Date: April 30, 2010	By:	/s/Joseph Meuse
Joseph Meuse
President